EXHIBIT 4.5

THIS PLACEMENT AGENT WARRANT HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE ISSUER.

THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS PLACEMENT AGENT WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF.

This Placement Agent Warrant is issued pursuant to that certain Placement Agency Agreement, dated December 28, 2023, by and between the Company (as defined herein) and the Holder (as defined herein) (the “Placement Agency Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Placement Agency Agreement. Receipt of this Placement Agent Warrant by the Holder shall constitute acceptance and agreement to all of the terms contained herein.

GENERAL ENTERPRISE VENTURES, INC.

PLACEMENT AGENT WARRANT

No. PA-[___]

Placement Agent Warrant Shares: [__________]

Initial Issuance Date: March 7, 2025

Initial Exercise Date: September 7, 2025

THIS PLACEMENT AGENT WARRANT TO PURCHASE COMMON STOCK (the “Placement Agent Warrant”) certifies that, for value received, [__________] or his assigns (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the effectiveness of the Capital Event Amendment (as defined herein) (the “Initial Exercise Date”) and prior to 5:00 p.m. (New York time) on the date that is five (5) years following the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from General Enterprise Ventures, Inc., a Wyoming corporation (the “Company”), [__________] shares of fully paid and non-assessable shares of Common Stock (as defined herein), subject to adjustment (the “Placement Agent Warrant Shares”), as subject to adjustment hereunder. The purchase price of one share of Common Stock under this Placement Agent Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 1:

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“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Alternate Consideration” has the meaning set forth in Section 5(e) hereof. “Articles of Incorporation” means the Company’s Articles of Incorporation.

“Beneficial Ownership Limitation” has the meaning set forth in Section 2(e) hereof.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Capital Event” has the meaning set forth in Section 2(f) hereof.

“Capital Event Amendment” has the meaning set forth in Section 2(f) hereof.

“Change of Control” has the meaning set forth in the Purchase Agreement.

“Common Stock” means (i) the Company’s Common Stock, par value $0.001 per share, and (ii) any other securities into which or for which any of the securities described in clause (i) above have been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

“Commission” means the United States Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means $.44 per share.

“Exercise Shares” means the shares of Common Stock for which this Placement Agent Warrant is then being exercised.

“Fundamental Transaction” has the meaning set forth in Section 5(e) hereof.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Notice of Exercise” has the meaning set forth in Section 2(a) hereof.

“OTCQB” has the meaning set forth in the definition of VWAP in this Section.

“OTCQX” has the meaning set forth in the definition of VWAP in this Section.

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“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proxy Statement” has the meaning set forth in Section 2(f) hereof.

“Placement Agency Agreement” has the meaning set forth under the legend hereof.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” has the meaning set forth in the legend hereof.

“Stockholders Meeting” has the meaning set forth in Section 2(f) hereof.

“Subsidiary” means, as of any time of determination and with respect to any Person, any United States corporation, partnership, limited liability company or limited liability partnership, all of the stock (or other equity interest) of every class of which, except directors’ qualifying shares (or any equivalent), shall, at such time, be owned by such Person either directly or through Subsidiaries and of which such Person or a Subsidiary shall have 100% control thereof, except directors’ qualifying shares. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Successor Entity” has the meaning set forth in Section 5(e) hereof.

“Trading Day” means a day on which the New York Stock Exchange is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Uplisting Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: The NYSE American, The Nasdaq Stock Market LLC, or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTCQB Venture Market (“OTCQB”) or the OTCQX Best Market (“OTCQX”) as applicable, (c) if the Common Stock is not then listed or quoted for trading on the OTCQB or the OTCQX and if prices for the Common Stock are then quoted on the Pink Sheets, the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and the Company , the fees and expenses of which shall be paid by the Company.

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“Placement Agent Warrant Shares” means collectively the shares of Common Stock of the Company issuable upon exercise of this Placement Agent Warrant in accordance with its terms, as such number may be adjusted pursuant to the provisions thereof.

Section 2. Exercise.

a) Exercise of the purchase rights represented by this Placement Agent Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy (or e-mail attachment) of the Notice of Exercise Form annexed hereto (the “Notice of Exercise”). Within two (2) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Placement Agent Warrant to the Company until the Holder has purchased all of the Placement Agent Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Placement Agent Warrant to the Company for cancellation within five (5) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Placement Agent Warrant resulting in purchases of a portion of the total number of Placement Agent Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Placement Agent Warrant Shares purchasable hereunder in an amount equal to the applicable number of Placement Agent Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Placement Agent Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within two (2) Business Days of receipt of such notice. The Holder and any assignee, by acceptance of this Placement Agent Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Placement Agent Warrant Shares hereunder, the number of Placement Agent Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per share of the Common Stock under this Placement Agent Warrant shall be $.44, subject to adjustment hereunder (the “Exercise Price”).

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c) Cashless Exercise. At any time on or after the Initial Exercise Date, this Placement Agent Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive the number of Placement Agent Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Placement Agent Warrant, as adjusted hereunder; and

(X) = the number of Placement Agent Warrant Shares that would be issuable upon exercise of this Placement Agent Warrant in accordance with the terms of this Placement Agent Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Placement Agent Warrant Shares are issued in such a “cashless exercise,” the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Placement Agent Warrant Shares shall take on the registered characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Placement Agent Warrant Shares. The Company agrees not to take any position contrary to this Section 2(c).

Notwithstanding anything herein to the contrary, on the Termination Date, this Placement Agent Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

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e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Placement Agent Warrant, and a Holder shall not have the right to exercise any portion of this Placement Agent Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Placement Agent Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Placement Agent Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Placement Agent Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Placement Agent Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Placement Agent Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Placement Agent Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Placement Agent Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Placement Agent Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Placement Agent Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Placement Agent Warrant.

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Section 3. Delivery of Stock Certificates on Exercise.

a) Delivery of Exercise Shares. As soon as practicable after any exercise of this Placement Agent Warrant and in any event within two (2) Trading Days thereafter (such date, the “Exercise Share Delivery Date”), the Company shall, at its expense (including the payment by it of any applicable issue or stamp taxes), cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates or transfer agent book-entry evidencing the number of fully paid and non-assessable shares of Common Stock (which number shall be rounded down to the nearest whole share in the event any fractional share may otherwise be issuable upon such exercise and the Company shall pay a cash adjustment to the Holder in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price) to which the Holder shall be entitled on such exercise, in such denominations as may be requested by the Holder, which certificate or certificates or transfer agent book-entry shall be free of restrictive and trading legends (except for any such legends as may be required under the Securities Act). In lieu of delivering physical certificates for or transfer agent book-entry issuance of the shares of Common Stock issuable upon any exercise of this Placement Agent Warrant, provided the Placement Agent Warrant Shares are not restricted securities and the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program or a similar program, upon request of the Holder, the Company shall cause its transfer agent to electronically transmit such shares of Common Stock issuable upon exercise of this Placement Agent Warrant to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply) as instructed by the Holder (or its designee). If the Company fails for any reason to deliver to the Holder the Placement Agent Warrant Shares subject to an Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Placement Agent Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $5 per Trading Day for each Trading Day after such Warrant Share Delivery Date until such Placement Agent Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Placement Agent Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

b) Rescission Rights. If the Company fails to cause its transfer agent to deliver to the Holder the Placement Agent Warrant Shares pursuant to Section 4(a) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise; provided, however, that the Holder shall be required to return any Placement Agent Warrant Shares or Common Stock subject to any such rescinded Notice of Exercise concurrently with the return to Holder of the aggregate Exercise Price paid to the Company for such Placement Agent Warrant Shares and the restoration of Holder’s right to acquire such Placement Agent Warrant Shares pursuant to this Placement Agent Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

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c) Compensation for Buy-In on Failure to Timely Deliver Exercise Shares. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder Exercise Shares pursuant to an exercise on or before the Exercise Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Exercise Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (a) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Exercise Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (b) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Exercise Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $☑ to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $☑, under clause (a) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and evidence of the amount of such loss. Nothing herein shall limit the Holder’s right to pursue a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Placement Agent Warrant as required pursuant to the terms hereof.

d) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Placement Agent Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

e) Charges, Taxes and Expenses. Issuance of Exercise Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Exercise Shares, all of which taxes and expenses shall be paid by the Company, and such Exercise Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event Exercise Shares are to be issued in a name other than the name of the Holder, this Placement Agent Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto (the “Assignment Form”) duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

f) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Placement Agent Warrant, pursuant to the terms hereof.

g) Signature. This Section 4 and the Notice of Exercise form attached hereto set forth the totality of the procedures required of the Holder in order to exercise this Placement Agent Warrant. Without limiting the preceding sentences, no ink-original exercise form shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any exercise form be required in order to exercise this Placement Agent Warrant. No additional legal opinion, other information or instructions shall be required of the Holder to exercise this Placement Agent Warrant. The Company shall honor exercises of this Placement Agent Warrant and shall deliver Exercise Shares underlying this Placement Agent Warrant in accordance with the terms, conditions and time periods set forth herein.

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Section 4. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Placement Agent Warrant is outstanding: (a) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Placement Agent Warrant), (b) subdivides outstanding shares of Common Stock into a larger number of shares, (c) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of Placement Agent Warrant Shares issuable upon exercise of this Placement Agent Warrant shall be proportionately adjusted. Any adjustment made pursuant to this Section 5(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales; Uplisting. If, at any time while this Placement Agent Warrant is outstanding and until such time as the Company lists its Common Stock for trading on any Uplisting Trading Market, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Exercise Price (such lower price, the “Base Exercise Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced to the Base Exercise Price by the application of the following formula: the Exercise Price, then in effect, will be reduced concurrently with the Dilutive Issuance to a price (rounded to the nearest cent) calculated by multiplying such Exercise Price by a fraction, of which (i) the numerator shall be the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such Dilutive Issuance plus the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the total number of additional shares of Common Stock issued pursuant to the Dilutive Issuance that would be obtained at the Exercise Price; and (ii) the denominator shall be the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such Dilutive Issuance plus the number of such additional shares of Common Stock so issued, provided that the Base Exercise Price shall not be less than the floor price as determined by any applicable Trading Market and for the avoidance of doubt subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date hereof. The provisions of this Section 5(b) shall not operate to increase the Exercise Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance. For the avoidance of doubt, if the Company engages in an at-the- market offering, the Company shall be deemed to have issued Common Stock at the lowest sale price at which the Common Stock was sold in such offering. If the Company enters into any Prohibited Transaction (as such term is defined in the Purchase Agreement), despite the prohibition set forth in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible Exercise Price, exercise price or exchange rate (or other price) at which such securities may be converted into or exchangeable or exercised for. The Company shall notify the Holder in writing, no later than 1 Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, Exercise Price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Placement Agent Warrant Shares based upon the Base Exercise Price (as adjusted in accordance with Section 5(a) on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Exercise Price in the Notice of Exercise.

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c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time that this Placement Agent Warrant is outstanding and exercisable, the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Placement Agent Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. During such time as this Placement Agent Warrant is outstanding, if the Company shall declare or make any dividend (other than cash dividends) or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Placement Agent Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Placement Agent Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). To the extent that this Placement Agent Warrant has not been partially or completely exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Holder until the Holder has exercised this Placement Agent Warrant.

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e) Fundamental Transaction. If, at any time while this Placement Agent Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Placement Agent Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Placement Agent Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable by holders of Common Stock as a result of such Fundamental Transaction for each share of Common Stock for which this Placement Agent Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Placement Agent Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Placement Agent Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Placement Agent Warrant in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Placement Agent Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Placement Agent Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Placement Agent Warrant (without regard to any limitations on the exercise of this Placement Agent Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Placement Agent Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Placement Agent Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Placement Agent Warrant with the same effect as if such Successor Entity had been named as the Company herein.

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f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding at the close of the Trading Day on or, if not applicable, most recently preceding, such given date.

g) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly mail or email to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Placement Agent Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed or emailed a notice to the Holder at its last address or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to provide such notice or any defect therein shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Placement Agent Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 5. No Impairment. The Company will not, by amendment of the Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Placement Agent Warrant, but will at all times in good faith assist in the carrying out of all such terms and in taking all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of Common Stock receivable on the exercise of this Placement Agent Warrant above the amount payable therefor on such exercise and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the exercise of this Placement Agent Warrant from time to time outstanding.

Section 6. Notice of Record Date. In the event of:

a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or any consolidation or merger of the Company with or into any other Person or any other Change of Control; or

c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such event, the Company will mail or email or cause to be mailed or emailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is anticipated to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed or emailed at least fifteen (15) days prior to the date specified in such notice on which any such action is to be taken.

Section 7. Reservation of Stock Issuable on Exercise of Warrant; Regulatory Compliance.

a) Reservation of Stock Issuable on Exercise of Warrant. Following the effectiveness of the Capital Event Amendment, the Company shall at all times while this Placement Agent Warrant shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of all or any portion of the Placement Agent Warrant Shares (disregarding for this purpose any and all limitations of any kind on such exercise). Following the effectiveness of the Capital Event Amendment, the Company shall, from time to time in accordance with Chapter 78 of the Nevada Revised Statutes, increase the authorized number of shares of Common Stock or take other effective action if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company’s obligations under this Section 8.

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b) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of exercise of the Placement Agent Warrant Shares require registration or listing with or approval of any Governmental Authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon exercise, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, secure such registration, listing or approval, as the case may be.

c) Stockholder Approval. Notwithstanding anything herein to the contrary, the Company shall not be required to issue any Placement Agent Warrant Shares if such issuance would cause the Company to be in violation of the rules and regulations of the Trading Market, the Articles of Incorporation, or the Nevada Revised Statutes.

Section 8. Registration and Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable rules and regulations of the Financial Industry Regulatory Authority, Inc. and any applicable securities laws and the conditions set forth in Section 9(d) hereof, this Placement Agent Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Placement Agent Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Placement Agent Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Placement Agent Warrant not so assigned, and this Placement Agent Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Placement Agent Warrant to the Company unless the Holder has assigned this Placement Agent Warrant in full, in which case, the Holder shall surrender this Placement Agent Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Placement Agent Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Placement Agent Warrant Shares without having a new Warrant issued. Notwithstanding anything to the contrary contained herein, this Placement Agent Warrant may not be sold, transferred, assigned or hypothecated, nor may it be subject to any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Placement Agent Warrant and/or the Placement Agent Warrant Shares, for a period of 180 days after the Initial Issuance Date to anyone other than (i) a selected dealer in connection with the Offering (as such term is defined in the Placement Agency Agreement) or (ii) a bona fide officer or partner of the Placement Agent or selected dealer and only if any such transferee agrees to the foregoing lock-up restrictions.

b) New Warrants. This Placement Agent Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 9(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Placement Agent Warrant or Placement Agent Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Placement Agent Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Placement Agent Warrant and shall be identical with this Placement Agent Warrant except as to the number of Placement Agent Warrant Shares issuable pursuant thereto.

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c) Warrant Register. The Company shall register this Placement Agent Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Placement Agent Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Placement Agent Warrant and, upon any exercise hereof, will acquire the Placement Agent Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Placement Agent Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 9. Miscellaneous.

a) Indemnification. The Company shall indemnify the Holder(s) of the Warrant Shares to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Investor (as defined in the Purchase Agreement) in Section 5.12 of the Purchase Agreement. The Holder(s) of the Warrant Shares to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the equivalent extent and with the equivalent effect as the provisions contained in Section 5.12 of the Purchase Agreement.

b) No Rights as Stockholder Until Exercise. This Placement Agent Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise of this Placement Agent Warrant.

c) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Placement Agent Warrant or any certificate relating to the Placement Agent Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

d) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken, or such right may be exercised on the next succeeding Trading Day.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Placement Agent Warrant shall be determined in accordance with the provisions of the Placement Agency Agreement.

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f) Restrictions. The Holder acknowledges that the Placement Agent Warrant Shares acquired upon the exercise of this Placement Agent Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Placement Agent Warrant or the Placement Agency Agreement, if the Company willfully and knowingly fails to comply with any provision of this Placement Agent Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person or by courier or a courier service, (ii) on the date of transmission if sent by facsimile or email transmission or (iii) three (3) business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

(A) If to the Company:

General Enterprise Ventures, Inc.

1740H Dell Range Blvd.

Cheyenne, WY 82009

Attention: Anthony F. Newton

Email: tony.newton@newtonianlaw.com

(B) If to the Holder, to the address set forth below or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

Univest Securities, LLC

75 Rockefeller Plaza, Suite 18C

New York, NY 10019

Attention: Bradley Richmond

Email:brichmond@univest.us

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Placement Agent Warrant to purchase Placement Agent Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Placement Agent Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Placement Agent Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

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k) Successors and Assigns. Subject to applicable securities laws, this Placement Agent Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Placement Agent Warrant are intended to be for the benefit of any Holder from time to time of this Placement Agent Warrant and shall be enforceable by the Holder or holder of Placement Agent Warrant Shares.

l) Amendment. This Placement Agent Warrant may be modified or amended, or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Placement Agent Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Placement Agent Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Placement Agent Warrant.

n) Headings. The headings used in this Placement Agent Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Placement Agent Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Placement Agent Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

GENERAL ENTERPRISE VENTURES, INC.

By:
Name: Joshua Ralston
Title: CEO

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NOTICE OF EXERCISE

TO: GENERAL ENTERPRISE VENTURES, INC.

___________________

(1) The undersigned hereby elects to purchase Placement Agent Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐	in lawful money of the United States; or

☐	if permitted the cancellation of such number of Placement Agent Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Placement Agent Warrant with respect to the maximum number of Placement Agent Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please register and issue said Placement Agent Warrant Shares in the name of the undersigned or in such other name as is specified below:

___________________________

The Placement Agent Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

___________________________

___________________________

___________________________

(4) Accredited Investor. If the Warrant is being exercised via cash exercise, the undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

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ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [       ] all of or [            ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

                                                                                                                    .

Dated:                           ,

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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